Exhibit 99.2
NANOPHASE TECHNOLOGIES ANNOUNCES RECORD SECOND QUARTER 2006 REVENUE
Achieves Record First Six Months 2006 Revenue
Romeoville, IL, July 27, 2006 — Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced the highest quarter revenues in the Company’s history for the second quarter of 2006. Based on the financial data accompanying this release, the Company’s results are stated in approximate terms with earnings per share stated fully diluted.
For the quarter ending June 30, 2006, total revenue increased to $2.4 million compared to $2.1 million in the second quarter of 2005 and $2.0 million in the first quarter of 2006, representing a 15% growth rate year-over-year and 19% sequential growth rate quarter-over-quarter. Nanophase reported a second quarter net loss of $1.1 million, or $0.06 per share, compared to a net loss of $1.1 million, or $0.06 per share, in the second quarter of 2005. Nanophase noted that second quarter 2006 results were reduced by accounting rules for stock option and one time expenses, by $0.01 per share compared to the second quarter of 2005.
For the first six months of 2006, total revenue increased to $4.4 million, which is a new six-month revenue record for the Company, compared to $3.7 million in the first half of 2005, representing a growth rate of 19% year-over-year. Gross margin increased to 20% of revenue compared to an average for 2005 revenue of 14%. Nanophase reported first half 2006 net loss of $2.7 million, or $0.15 per share, versus $2.5 million, or $0.14 per share, in the first half of 2005. Nanophase noted that first half 2006 results were reduced by accounting rules for stock option expenses, a one time expense for discontinuing patent applications that are no longer of business value due to recent advances in the Company’s technologies, and other one time expenses by $0.03 per share compared to the first half of 2005.
“Nanophase had positive first half revenue growth while making substantial progress in new market initiatives, securing new customers, and operational performance,” stated Joseph Cross, Nanophase’s president and CEO. “Operationally, Nanophase continues to perform and improve. For the first half, the Company shipped essentially all orders on time with no customer returns and almost doubled inventory turns on volume products. During second quarter, we began volume deliveries to a major new customer in architectural coatings for a product that is being launched at a primary DIY retailer. We now have nanoengineered materials in two products for architectural coatings with our customer and continue to develop new products for the DIY market. We anticipate increasing revenue from this new application throughout the second half of 2006 based on customer information and orders received to-date.”
“Nanophase essentially completed installation of the NanoArc® Synthesis reactor and volume dispersion line financed by the $1.6 million loan from BYK Chemie and expects to see growing revenue for industrial and architectural coatings as soon as the capability to produce volume is fully operational. During the second half of 2006, Nanophase anticipates introducing new nanomaterials targeted for antimicrobial, catalyst, and coating applications. We remain positive on revenue growth for the second half of 2006 and into 2007.”
Nanophase has scheduled its quarterly conference call for July 27 at 4:00 PM CDT, 5:00 PM EDT, which will be hosted by Joseph Cross, president and CEO, and Jess Jankowski, CFO, and will provide additional information on the Company’s first half results. The call may be accessed through the Company’s website, www.nanophase.com, and clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through

August 3, 2006 by dialing 706-645-9291 and entering code 2695662, or by logging onto the Company’s website and following the above directions.
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 43 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.
This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed May 9, 2006 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION
BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$542,962	$340,860
Investments	5,625,574	8,168,092
Trade accounts receivable, less allowance for doubtful accounts of $22,195 and $23,533 on June 30, 2006 and December 31, 2005, respectively	957,260	1,180,117
Inventories, net	883,771	801,217
Prepaid expenses and other current assets	344,692	414,363

Total current assets	8,354,259	10,904,649

Equipment and leasehold improvements, net	7,570,040	6,587,787
Other assets, net	621,344	680,908

	$16,545,643	$18,173,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debts	$—	$200,254
Current portion of deferred other revenue	113,514	56,757
Current portion of capital lease obligations	31,527	—
Accounts payable	850,028	285,076
Accrued expenses	1,315,111	1,152,127

Total current liabilities	2,310,180	1,694,214

Long-term debt, less current maturities and unamortized debt discount	1,323,001	1,265,875
Long-term portion of capital lease obligations	67,408	—
Deferred other revenue, less current portion	236,486	293,243

	1,626,895	1,559,118

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 25,000,000 shares authorized; 18,009,348 and 17,976,592 shares issued and outstanding on June 30, 2006 and December 31, 2005, respectively	180,093	179,766
Additional paid-in capital	72,678,360	72,307,887
Accumulated deficit	(60,249,885)	(57,567,641)

Total stockholders’ equity	12,608,568	14,920,012

	$16,545,643	$18,173,344

NANOPHASE TECHNOLOGIES CORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Product revenue, net	$2,298,315	$1,999,456	$4,216,362	$3,525,760
Other revenue	92,587	85,269	180,109	172,347

Total revenue	2,390,902	2,084,725	4,396,471	3,698,107

Operating expense:
Cost of revenue	1,846,678	1,594,264	3,514,429	3,038,764
Research and development expense	487,133	476,241	1,034,279	970,680
Selling, general and administrative expense	1,241,403	1,194,192	2,628,857	2,337,336

Total operating expense	3,575,214	3,264,697	7,177,565	6,346,780

Loss from operations	(1,184,312)	(1,179,972)	(2,781,094)	(2,648,673)
Interest income	74,769	71,370	157,482	136,417
Interest expense	(30,391)	(8,814)	(61,615)	(20,713)
Other, net	943	29,453	2,983	29,466

Loss before provision for income taxes	(1,138,991)	(1,087,963)	(2,682,244)	(2,503,503)
Provision for income taxes	—	—	—	—

Net loss	$(1,138,991)	$(1,087,963)	$(2,682,244)	$(2,503,503)

Net loss per share — basic and diluted	$(0.06)	$(0.06)	$(0.15)	$(0.14)

Weighted average number of common shares outstanding	18,009,155	17,913,818	18,001,238	17,910,459